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                                                                       EXHIBIT 1



                      4,070,000 AMERICAN DEPOSITARY SHARES

                      EACH REPRESENTING ONE ORDINARY SHARE

                         INDEPENDENT ENERGY HOLDINGS PLC

                             UNDERWRITING AGREEMENT


                                                                   March o, 2000


DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
PRUDENTIAL SECURITIES
     INCORPORATED
JOHNSON RICE & COMPANY L.L.C.
As representatives of the several Underwriters
     named in Schedule I hereto
c/o  Donaldson, Lufkin & Jenrette Securities
         Corporation
     277 Park Avenue
     New York, New York 10172

Dear Sirs:

         Independent Energy Holdings PLC, an English public limited company (the "COMPANY"), proposes to issue and sell to the several underwriters named in
Schedule I hereto (the "UNDERWRITERS"), and certain stockholders of the Company named in Schedule II hereto (the "SELLING STOCKHOLDERS") severally propose to sell to the several Underwriters, an aggregate of 4,070,000 ordinary shares, nominal value 1 p per share ("ORDINARY SHARES"), of the Company, of which 3,200,000 shares are to be issued and sold by the Company and 870,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule II hereto. It is understood that the 4,070,000 Ordinary Shares will be deposited by the Company and the Selling Stockholders with The Bank of New York, as depositary (the "DEPOSITARY"), if requested by the Underwriters. Upon deposit of the Ordinary Shares, and upon appropriate instructions, the Depositary proposes to issue up to 4,070,000 American Depositary Receipts ("FIRM ADRS") evidencing American Depositary Shares which represent the 4,070,000 Ordinary Shares, to the several




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Underwriters. The 4,070,000 American Depositary Shares are hereinafter called the "FIRM ADSS" and the 4,070,000 Ordinary Shares underlying the Firm ADSs are referred to herein as "FIRM SHARES".

         The Company and Burt H. Keenan, a Selling Stockholder, also severally propose to sell to the several Underwriters not more than an additional 610,500 Ordinary Shares (the "ADDITIONAL SHARES"), if requested by the Underwriters as provided in Section 2 hereof. It is understood that the Additional Shares will be deposited by the Company and Burt H. Keenan with the Depositary. Upon deposit of the Additional Shares with the Depositary, and upon appropriate instructions, the Depositary proposes to issue up to 610,500 additional ADRs (the "ADDITIONAL ADRS," and together with the Firm ADRs, the "ADRS") evidencing not more than an additional 610,500 American Depositary Shares (the "ADDITIONAL ADSS") to the Underwriters. The Firm ADSs and the Additional ADSs are hereinafter referred to collectively as the "ADSS". The Firm Shares and the Additional Shares are hereinafter referred to as the "SHARES". The Company and the Selling Stockholders are hereinafter sometimes referred to collectively as the "SELLERS." It is understood that the Shares may be sold in the form of Ordinary Shares in the United Kingdom or ADRs evidencing ADSs. Unless the context requires otherwise, references to ADSs shall include any Shares sold in the form of Ordinary Shares.

         The ADRs are issuable in accordance with a Deposit Agreement dated as of April 17, 1998 (the "DEPOSIT AGREEMENT") among the Company, the Depositary and all holders from time to time of the ADRs. The ADRs will be issued by the Depositary to the Underwriters upon deposit of the Shares underlying the ADSs with the Depositary. Unless the context otherwise requires, references herein to the ADSs shall include the ADRs evidencing the ADSs.

         SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form F-3, including a prospectus, relating to the ADSs. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of ADSs is hereinafter referred to as the "PROSPECTUS" (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference). If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional





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Ordinary Shares (a "RULE 462(b) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The Company has also filed with the Commission in accordance with the provisions of the Act a registration statement on Form F-6, as amended (the "ADS REGISTRATION
STATEMENT") relating to the ADSs. Unless the context otherwise requires, any reference herein to the "REGISTRATION STATEMENT" shall include the ADS Registration Statement.

         SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 3,200,000 Firm Shares to the several Underwriters and if requested by the Underwriters, to deposit such 3,200,000 Firm Shares with the Depositary, (ii) each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Selling Stockholder's name in Schedule II hereto to the several Underwriters and deposit, if requested, such Firm Shares with the Depositary, so that, in each case under foregoing clauses (i) and (ii), the Depositary, upon appropriate instructions, may issue ADRs evidencing the Firm ADSs to the Underwriters, and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedules I hereto bears to the total number of Firm Shares. In the case of Shares to be sold in the form of ADSs, the Underwriters agree to purchase such ADSs at a price per ADS of $o (the "PURCHASE PRICE"). In the case of Shares to be sold in the form of Ordinary Shares, the Underwriters agree, to procure subscribers for such Ordinary Shares and failing that, to severally subscribe and pay for Ordinary Shares at the Purchase Price per Ordinary Share in UK Pound Sterling equal to (pound)o.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and Burt H. Keenan agree to sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 535,500 Additional Shares from the Company and up to 75,000 Additional Shares from Burt H. Keenan to the extent set forth in Schedule II, in each case at the Purchase Price. In addition, the Company and Burt H. Keenan agree that if so requested by the Underwriters, to deposit such Additional Shares with the Depositary so that the Depositary, upon appropriate instructions, may issue ADRs evidencing the Additional ADSs to the Underwriters and the Underwriters shall have the right to purchase, severally and not jointly, the Additional Shares, in the form of Ordinary Shares (on the basis set





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forth above) or ADRs evidencing ADSs, from the Company and Burt H. Keenan at the
Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm
Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company and Burt H. Keenan within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company and Burt H. Keenan the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares. Any election to purchase Additional Shares shall be allocated among the Company and Burt H. Keenan in proportion to the maximum number of Additional Shares to be sold by each of the Company and Burt H. Keenan as set forth herein.

         Each Seller hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or ADRs or any securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or ADRs or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Ordinary Shares, ADSs or ADRs (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Ordinary shares, ADSs or ADRs, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period the Company may issue Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and may grant stock options to purchase Ordinary Shares to employees and consultants of the Company and its subsidiaries; provided, however, that such options do not vest within 90 days after the date of the Prospectus. The Company also agrees not to file any registration statement with respect to any shares of Ordinary Shares, ADSs or ADRs or any securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or ADRs for a period of 90 days after the date of the



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Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette
Securities Corporation; provided, however, that the Company may file and cause to become effective under the Act one or more registration statements on Form S-8 or similar form available for use by foreign private issuers relating to the offer, sale and delivery of Ordinary Shares pursuant to stock options or other employee benefit plans. In addition, each Selling Stockholder agrees that, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Ordinary Shares, ADSs or ADRs or any securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or ADRs. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by each of the directors and officers of the Company who is not a Selling Stockholder to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 90 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Ordinary Shares, ADSs or ADRs or any securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or ADRs.

         SECTION 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the ADSs and Shares, as the case may be, as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the ADSs and Shares, as the case may be, upon the terms set forth in the Prospectus.

         SECTION 4. Delivery and Payment. Payment for the ADSs shall be made by Donaldson, Lufkin & Jenrette Securities Corporation on behalf of the several Underwriters in U.S. dollars (in the case of Shares to be sold in the form of Ordinary Shares, in UK Pound Sterling) to the Sellers (such payment being received by the Sellers in satisfaction for the purchase price of the Shares) by wire transfer in same day funds on the Closing Date or the applicable Option Closing Date, as the case may be, against, in the case of Shares being sold in the form of Ordinary Shares, delivery of such Shares as directed by the Underwriters, and the Company procuring that the relevant number of Shares to be sold in the form of Ordinary Shares to be issued in uncertificated form are credited by the registrar of the Shares to a CREST stock account of Donaldson, Lufkin & Jenrette Securities Corporation notified to the Company by Donaldson, Lufkin & Jenrette Securities Corporation who will hold such Shares on behalf of the subscribers of such Shares, in the proportions or otherwise as directed by Donaldson, Lufkin & Jenrette



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Securities Corporation and the Company procuring that such registrar shall register the relevant holders of such Shares in the register of members of the Company, and, in the case of Shares being sold in the form of ADSs, deposit of the Ordinary Shares underlying such ADSs with the London office of The Bank of New York, as custodian for the Depositary (the "CUSTODIAN"), instruction by the Custodian to the Depositary to issue such ADSs and delivery of ADRs evidencing all such ADSs. The ADRs shall be in definitive form and shall be in such names and in such denominations as Donaldson, Lufkin & Jenrette Securities Corporation shall request not later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), with any transfer or other taxes and stamp duty or stamp duty reserve tax payable in connection with the sale of the Shares or deposit by the Company of the Shares with the Depositary or the Custodian against the issuance of ADRs evidencing ADSs duly paid. The certificates for the ADRs will be made available for inspection and packaging not later than 8:00 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The time and date of delivery of the ADSs and Ordinary Shares shall be on or before 8:00 A.M., New York City time, on March o, 2000 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for the ADSs and Ordinary Shares are hereinafter referred to as the "CLOSING DATE." The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 8:00 A.M., New York City time, on the date specified in the applicable exercise notice given to you pursuant to
Section 2 hereof or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as an "OPTION CLOSING DATE".

         The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

         SECTION 5.  Agreements of the Company.  The Company agrees with you:

                  (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or the ADS Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of the suspension of qualification of the



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         ADSs for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement or the ADS Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section
         5(d) below which makes any statement of a material fact made in the Registration Statement or the ADS Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the ADS Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish to you four signed copies of the Registration Statement and the ADS Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and four conformed copies of the documents incorporated by reference thereto, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and the ADS Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement and the ADS Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the ADSs by you, and to use its best efforts to cause any such amendment to the Registration Statement and the ADS Registration Statement to become promptly effective.

                  (d) Promptly after the execution of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection



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         with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                  (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

                  (f) Prior to any public offering of the ADSs, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the ADSs for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the ADSs and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, the ADS Registration Statement, any preliminary prospectus or the offering or sale of the ADSs, in any jurisdiction in which it is not now so subject.

                  (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.




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                  (h) Prior to the Closing Date or the Option Closing Date, as
         the case may be, to make Ordinary Shares available to the Depositary in accordance with the provisions of the Deposit Agreement, and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Date.

                  (i) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Ordinary Shares or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                  (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Stockholder's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Shares and the ADSs under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the ADSs and Ordinary Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the ADSs and Ordinary Shares, (iv) all expenses, if any, in connection with the registration or qualification of the Shares and the ADSs for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the ADSs and Ordinary Shares








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         by the National Association of Securities Dealers, Inc., (vi) all costs and expenses incident to the supplemental listing of the ADSs on the Nasdaq National Market and the supplemental listing of the Ordinary Shares on the London Stock Exchange ("LSE"), (vii) the cost of printing certificates if any representing Ordinary Shares and ADR certificates representing the ADSs, (viii) the costs and charges if any of depositing Ordinary Shares under the Deposit Agreement against issuance of ADRs evidencing the ADSs, (ix) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement, (x) the cost and charges of any transfer agent or registrar, (xi) all stamp duty or stamp duty reserve tax arising as a result of sale of the Shares or deposit of the Shares with the Depositary, (xii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the ADSs and Ordinary Shares, and (xiii) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section 5(j). The provisions of this section shall not supercede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves. Except as expressly otherwise provided in this Section 5 or in Section 8 of this Agreement, the Underwriters shall pay all of their own costs, expenses, fees and taxes incurred in connection with the offer, sale and delivery of the ADSs and Ordinary Shares, including the costs and expenses of the Underwriters relating to investor presentations on the "road show" described in the preceding sentence, the fees and expenses of their counsel and any advertising expenses incurred by them; provided, however, that the cost of any aircraft chartered in connection with the "road show" shall be paid one-half by the Company and one-half by the Underwriters.

                  (k) To use its best efforts to list for quotation, subject to notice of issuance, the ADSs on the Nasdaq National Market and to maintain the listing of the ADSs on the Nasdaq National Market for a period of three years after the date of this Agreement.

                  (l) To use its best efforts to list for quotation, subject to notice of issuance, the Ordinary Shares on the LSE and to maintain the listing of the Ordinary Shares on the LSE for a period of three years after the date of this Agreement.

                  (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company


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         prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the ADSs.

                  (n) To designate CT Corporation System, New York, New York, a Delaware corporation, as the Company's authorized agent for service of process, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by the Underwriters or person controlling the Underwriters asserting a claim for indemnification or contribution under or pursuant to Section 8 hereof, and the Company will accept the jurisdiction of such court in such action, and waive, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to the Company at the address for notices specified in
         Section 12 hereof.

                  (o) To use the proceeds from the offering in a manner consistent with the terms of the agreement dated March 6, 2000 among Barclays Bank PLC, Independent Energy UK Limited, Independent Energy Holdings PLC and Donaldson, Lufkin & Jenrette, Inc.

         SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                  (a) Each of the Registration Statement and the ADS Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                  (b) (i) Each document filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder, (ii) each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each of the Registration Statement, the ADS Registration Statement and the Prospectus comply as to form and, as amended or supplemented, if applicable, will comply as to form in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if



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         applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADS Registration Statement or the
         Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (d) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a limited company under the laws of England and Wales, with the corporate power and authority to carry on its business and to own, lease and operate its properties as described in the Prospectus and each is duly qualified as a foreign corporation authorized to do business and is in good standing in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (e) The authorized share capital of the Company conforms as to legal matters in all material respects to the description thereof set forth in the Registration Statement and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued, and are fully-paid and not subject to calls for further funds and are not subject to any pre-emptive or similar rights; and, except as described in the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or option.

                  (f) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been authorized and validly issued and are fully paid and not subject to calls for further funds, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for security existing pursuant to the Company's outstanding credit facility with Barclays Bank PLC.

                  (g) The Shares to be sold by the Company have been duly authorized, and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and fully paid and not subject to calls for further funds and will conform in all material respects to the descriptions thereof in the Prospectus, and the issuance of such Shares is not subject to any preemptive or similar right that has not been duly and validly waived.

                  (h) Upon the deposit of the Shares to be sold by the Company with the Custodian pursuant to the Deposit Agreement against issuance of the ADRs evidencing the ADSs, all right, title and interest in such Shares, subject to the Deposit Agreement, will be transferred to the Depositary free and clear of all liens, encumbrances or claims.

                  (i) Upon the sale and delivery of the Shares to be sold by the Company and payment therefor against deposit thereof with the Custodian and delivery of ADRs evidencing all such ADSs by the Depositary as contemplated by this Agreement and in accordance with the terms of the Deposit Agreement, good and valid title to the ADSs representing such Shares, free and clear of all liens, encumbrances or claims, will be transferred to the Underwriters and the ADSs to be delivered hereunder will be freely transferable to or for the account of the several Underwriters; upon delivery by the Depositary of the ADRs evidencing the ADSs against deposit of the Shares in accordance with the Deposit Agreement, the ADSs will be duly and validly issued; the ADSs and the ADRs conform as to legal matters in all material respects to the description thereof set forth in the Registration Statement and the Prospectus.

                  (j) Neither the Company nor any of its subsidiaries is in violation of its respective Memorandum or Articles of Association or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

                  (k) The execution, delivery and performance of this Agreement and the Deposit Agreement by the Company, the compliance by the Company with all the provisions hereof and of the Deposit Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except orders of the Commission declaring the Registration Statement and the ADS Registration Statement effective under the Act and such as may be required under the securities or Blue Sky laws of the various states),
         (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Memorandum or Articles of Association of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

                  (l) The information underlying the estimates of the net proved reserves of natural gas of the Company and the present value of the future net cash flows therefrom, which was supplied by the Company to Gaffney, Cline & Associates, independent petroleum consultants, for purposes of preparing the reserve reports and estimates of the Company described in the Prospectus, was supplied in accordance with customary industry practices; Gaffney, Cline & Associates were, as of the date of the reserve report, and are, as of the date hereof, independent petroleum consultants with respect to the Company; other than as set forth or contemplated in the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves or the present value of future net cash flows therefrom as described in the Prospectus and as reflected in the reserve report.

                  (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement, the ADS Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the ADS Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

                  (n) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), the protection of human health and safety, or the U.S. Foreign Corrupt Practices Act, as amended (the "FCPA") or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

                  (o) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (q) This Agreement has been duly authorized, executed and delivered by the Company.

                  (r) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (s) Pannell Kerr Forster, chartered accountants, are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

                  (t) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the U.K. consistently applied and reconciled to the generally accepted accounting principles in the United States; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared.

                  (u) The Company is not and, after immediately giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (v) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares and ADSs registered pursuant to the Registration Statement.

                  (w) Since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the results of operations, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and
         (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, except for contracts entered into in the ordinary course of business.

                  (x) The Company has filed a supplemental application to list the ADSs on the Nasdaq National Market and a supplemental application to list the Ordinary Shares on the LSE.

                  (y) The form of certificate for the Shares conforms to the requirements of U.K. law and the Memorandum and Articles of Association of the Company and the ADSs and the ADRs conform to the requirements of the Deposit Agreement and the Nasdaq National Market.

                  (z) Other than as set forth or contemplated in the Prospectus, no ad valorem stamp duty, stamp duty reserve tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority of or in the U.K. is payable in connection with (A) the deposit with the Depositary or the Custodian of the Shares to be sold by the Company against the issuance of the ADRs evidencing ADSs in accordance with the Deposit Agreement, (B) the issue of the ADRs evidencing ADSs by the Depositary to or for the respective accounts of the Underwriters, in accordance with the terms of this Agreement or (C) the sale by the Underwriters of the Shares (in the form of Ordinary Shares or ADSs) to the initial purchasers thereof, in accordance with the terms of this Agreement and in the manner contemplated in the Prospectus.

                  (aa) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  (bb) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with UK GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (cc) Neither the Company nor any of its subsidiaries nor any person acting on its or their behalf has taken, directly or indirectly, any action which caused or resulted, or was designed or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Shares or ADSs.

         SECTION 7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to each Underwriter that:

                  (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

                  (b) The Shares to be sold by such Selling Stockholder have been duly authorized and, are validly issued, fully paid and not subject to calls for further funds;

                  (c) Such Selling Stockholder has, and on the Closing Date will have, full legal right and power, and all authorization and approval required by law (including without limitation any spousal consent necessary), to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and The Bank of New York, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "ATTORNEYS") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "POWER OF ATTORNEY") and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

                  (d) This Agreement has been duly executed and delivered and, in the case of non-individual Selling Stockholders, duly authorized, by or on behalf of each such Selling Stockholder.

                  (e) The Custody Agreement of such Selling Stockholder has been duly executed and delivered and, in the case of non-individual Selling Stockholders, duly authorized, by each such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms.

                  (f) The Power of Attorney of such Selling Stockholder has been duly executed and delivered and, in the case of non-individual Selling Stockholders, duly authorized, by each such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                  (g) Upon the deposit of the Shares to be sold by each of the Selling Stockholders with the Custodian pursuant to the Deposit Agreement against issuance of the ADRs evidencing the ADSs, all right, title and interest in such Shares, subject to the Deposit Agreement, will be transferred to the Depositary free and clear of all liens, encumbrances or claims.

                  (h) Upon the sale and delivery of the Shares to be sold by each of the Selling Stockholders and payment therefor against deposit thereof with the Custodian and delivery of ADRs evidencing all such ADSs by the Depositary as contemplated by this Agreement and in accordance with the terms of the Deposit Agreement, good and valid title to the ADSs representing such Shares, free and clear of all liens, encumbrances or claims, will be transferred to the Underwriters and the ADSs to be delivered by each of the Selling Stockholders will be freely transferable to or for the account of the several Underwriters.

                  (i) Upon the sale and delivery of the Shares to be sold by each of the Selling Stockholders in the form of Ordinary Shares and payment therefor as contemplated by this Agreement, good and valid title to the Shares, free and clear of all liens, encumbrances or claims, will be transferred to the Underwriters and the Shares to be delivered by each of the Selling Stockholders will be freely transferable to or for the account of the several Underwriters.

                  (j) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, including any spousal consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states),
         (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

                  (k) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (l) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(j), such Selling Stockholder will immediately notify you of such change.

                  (m) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

                  (n) Other than as set forth or contemplated in the Prospectus, no ad valorem stamp duty, stamp duty reserve tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority of or in the U.K. is payable in connection with (A) the deposit with the Depositary or the Custodian of the Shares to be sold by each of the Selling Stockholders against the issuance of the ADRs evidencing ADSs in accordance with the Deposit Agreement, (B) the issue of the ADRs evidencing ADSs by the Depositary to or for the respective accounts of the Underwriters, in accordance with the terms of this Agreement or (C) the sale by the Underwriters of the Shares (in the form of Ordinary Shares or ADSs) to the initial purchasers thereof, in accordance with the terms of this Agreement and in the manner contemplated in the Prospectus.

                  (o) Neither the Selling Stockholders nor any person acting on its or their behalf has taken, directly or indirectly, any action which caused or resulted, or was designed or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Shares or ADSs, except in the case of Donaldson, Lufkin & Jenrette International ("DLJ INTERNATIONAL") as may be permitted under the applicable US securities laws.

         SECTION 8. Indemnification. (a) The Sellers, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to this Section 8(a) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriters for the sale of the ADSs sold by such Selling Stockholder hereunder.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the

"INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling

Stockholders, such firm shall be designated in writing by the Attorneys. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or
(ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the ADSs, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of ADSs purchased by each of the Underwriters hereunder and not joint.

          (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         SECTION 9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the ADSs under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later date and time as you may approve; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                  (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Mr. Herbert L. Oakes, Jr. and Mr. John Sulley, in their capacities as the Non-Executive Chairman and Chief Executive Officer of the Company, confirming the matters set forth in Sections 6(u), 6(w), 9(a) and 9(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

                  (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the ADSs and the Ordinary Shares on the terms and in the manner contemplated in the Prospectus.

                  (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

                  (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Masons, English counsel for the Company, to the effect that:

                           (i) each of the Company and its subsidiaries has been
                  duly incorporated and is validly existing as a public limited company, in the case of the Company, and a limited company, in the case of its subsidiaries, under the laws of England and Wales and has the power under its Memorandum and Articles of Association to carry on its business and to own, lease and operate its properties as described in the Prospectus;

                           (ii) all the issued shares of the Company (including
                  the shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and not subject to calls for further funds, or subject to any preemptive or similar rights under the Company's Memorandum or Articles of Association or English law, and no partner of Masons has any actual knowledge of any agreement or contract entered into by the Company which may subject the issued shares to any such preemptive or similar rights;

                           (iii) the Shares to be sold by the Company have been
                  duly authorized, and, when delivered to and paid for by the Underwriters, in accordance with the terms of this Agreement, will be duly issued and fully paid and not subject to calls for further funds and will conform to the description thereof in the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar right that has not been duly and validly waived;

                           (iv) upon the deposit of the Shares to be sold by the
                  Company with the Custodian and the registration in the register of members of the Company of the Shares underlying the ADSs (not including the Shares to be sold by the Selling Stockholders which are addressed in a separate opinion) in the name of the Custodian pursuant to the Deposit Agreement, all legal right, title and interest in such Shares, subject to the Deposit Agreement, will vest in the Custodian, free and clear of all equitable liens, encumbrances or claims;

                           (v) all of the issued shares of each of the Company's
                  subsidiaries have been duly authorized and validly issued and are fully paid, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of a security nature which are registrable as charges pursuant to the English Companies Act of 1985, other than security in favor of Barclays Bank plc granted by the Company or its subsidiaries over its assets;

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (vii) the Deposit Agreement has been duly authorized,
                  executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) claims may be barred by relevant limitations relating to effluxion of time or may be subject to defenses of set off or counterclaim;

                           (viii) the authorized share capital of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (ix) the statements identified in the attached
                  extracted sections from (A) the Prospectus under the captions "Description of Share Capital" and "Taxation" and certain other sections and (B) Item 14 of Part II of the Registration Statement, in each case insofar as such statements are of English law or the Memorandum and Articles of Association of the Company, are accurate;

                           (x) no partner of Masons has actual knowledge of the
                  Company or any of its subsidiaries being in violation of its respective Memorandum or Articles of Association, except that such counsel expresses no opinion with respect to Article 107 of the Articles of Association of the Company and, Masons has received a certificate from the Company, attached hereto as Exhibit A, stating that neither the Company nor any of its subsidiaries is in default in the performance of any agreement that is filed as an exhibit to the Registration Statement;

                          (xi) the execution, delivery and performance of this
                  Agreement and the Deposit Agreement by the Company, the compliance by the Company with all the provisions hereof and of the Deposit Agreement and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any U.K. court or governmental body or agency, (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Memorandum or Articles of Association of the Company or any of its subsidiaries or any agreement that is filed as an exhibit to the Registration Statement, or (C) violate or conflict with any applicable law affecting the Company, any of its subsidiaries or their respective property;

                           (xii) no partner of Masons has actual knowledge of
                  any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject which, if determined adversely to the Company or any such subsidiary could individually or in the aggregate be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (xiii) in order to ensure the legality, validity,
                  enforceability or admissibility in evidence of this Agreement and the Deposit Agreement in England, it is not necessary that any document be filed, recorded or enrolled with any public authority, governmental agency or governmental department of England;

                           (xiv) the Company has the power to submit and has
                  taken all necessary corporate action to submit, to the non-exclusive jurisdiction of any United States Federal or state court in the County of New York, State of New York and to appoint CT Corporation System as the authorized agent of the Company, in each case with respect to legal proceedings in the United States; and there is no provision of English law which would render service of process invalid with respect to legal proceedings in the United States;

                           (xv) the Company can sue and be sued under its own
                  name in England and Wales;

                           (xvi) under the laws of England and under current
                  practice of courts in England, (A) the Underwriters would be permitted to commence proceedings against the Company in English courts based on actions under this Agreement, (B) the Depositary would be permitted to commence proceedings against the Company in English courts based on actions under the Deposit Agreement, (C) the owners of ADSs issued under the Deposit Agreement would be permitted to commence proceedings against the Company in English courts based on actions under the Deposit Agreement and

                  (D) such courts in England would accept jurisdiction over any such action or proceedings, subject to any application being made by the Company to stay proceedings on the grounds of forum non-conveniens;

                           (xvii) under the laws of England, the choice of the
                  law of the State of New York as the law expressed to govern this Agreement and the Deposit Agreement is valid and binding on the Company and the courts of England will give effect to each such choice of law upon proof of the relevant provisions of such foreign laws, subject, however, to the qualification that foreign laws will not be applied to the extent contrary to English public policy; any judgment obtained in a New York court arising out of or based upon this Agreement that is for a definite sum of money, is given on the merits and is recognized as final and conclusive would be enforceable against the Company in the courts of England, provided that:
                  (A) the judgment was not obtained by fraud, (B) recognition or enforcement of the judgment is not contrary to English public policy or in breach of the rules of natural justice, and is not contrary to the provisions of the Protection of Trading Interests Act 1980, (C) the judgment does not cover matters which relate to issues raised in proceedings in England or which have previously been determined by an English court, and
                  (D) the judgment does not determine the proprietary or possessory rights in immovable property situated outside the State of New York.

                           (xviii) except as may be described in the Prospectus
                  under the heading "Taxation", under the laws of England, cash dividends and other distributions declared and payable in English sterling may be converted into any other convertible currency in England and may be transferred from England, and all such dividends made to holders of the ADSs who are non-residents of England may be made without the necessity of obtaining any consents, approvals, authorizations, orders or clearances from or registering with any English governmental agency or body or any stock exchange authority;

                           (xix) other than as set forth or contemplated in the
                  Prospectus, no ad valorem stamp duty, stamp duty reserve tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority of or in the U.K. is payable in connection with (A) the deposit with the Depositary or the Custodian of the Shares against the issuance of the ADRs evidencing ADSs in accordance with the Deposit Agreement, (B) the issue of the ADRs evidencing ADSs by the Depositary to or for the account of the Underwriters in accordance with the terms of this Agreement or (C) the sale by the Underwriters of the Shares (in the form of Ordinary Shares or ADSs) to the initial purchasers thereof in accordance with the terms of this Agreement and in the manner contemplated in the Prospectus.

         In giving such opinion, such counsel will state that it has not investigated the laws of any jurisdiction other than England and the European Union as it applies in the U.K. as they stand and have been interpreted in published case law of the courts in England and of the European Union as of the date of such opinion, and that it does not express or imply an opinion on the laws of any other jurisdiction.

                  (g) The Underwriters shall have received on the Closing Date an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., U.S. counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit A.

                  (h) You shall have received an opinion on the Closing Date, dated the Closing Date, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., U.S. counsel for the Selling Stockholders to the effect set forth below:

                           (i) this Agreement has been duly executed and
                  delivered and, in the case of non-individual Selling Stockholders, duly authorized, by or on behalf of each such Selling Stockholder;

                           (ii) pursuant to the Custody Agreement between each
                  Selling Stockholder and the Custodian, the Custodian's nominee is the record holder, on behalf of each Selling Stockholder, of the Shares to be sold by such Selling Stockholder pursuant to this Agreement;

                           (iii) each Selling Stockholder, who is resident in
                  the U.S., has the legal right, to enter into this Agreement and the Custody Agreement and the Power of Attorney of each such Selling Stockholder and to sell, assign, transfer and deliver the Shares to be sold by each such Selling Stockholder in the manner provided herein and therein;

                           (iv) the Custody Agreement of each of the Selling
                  Stockholders has been duly executed and delivered and, in the case of non-individual Selling Stockholders, duly authorized, by each such Selling Stockholder and is a valid and binding agreement of each such Selling Stockholder, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

                           (v) the Power of Attorney of each of the Selling
                  Stockholders has been duly executed and delivered and, in the case of non-individual Selling Stockholders, duly authorized, by each such Selling Stockholder and is a valid and binding instrument of each such Selling Stockholder, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, and, pursuant to such Power of Attorney, each such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement;

                           (vi) upon deposit of the Shares to be sold by the
                  Selling Stockholders with the Depositary pursuant to the Deposit Agreement, and compliance with the terms of the Deposit Agreement by the Depositary, any action based on an adverse claim to such Shares, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted successfully against the Depositary with respect to any Shares to which the Depositary acquires a security entitlement;

                           (vii) upon the sale and delivery of the Shares to be
                  sold by each of the Selling Stockholders in the form of Ordinary Shares and against payment therefor by the Underwriters as contemplated by this Agreement, under the United States federal law and the laws of the State of New York, any action based on an adverse claim to such Shares, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted successfully against either Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ SECURITIES CORP.") or Donaldson, Lufkin & Jenrette International ("DLJ INTERNATIONAL") with respect to any Shares to which either DLJ Securities Corp. or DLJ International acquires a security entitlement;

                           (viii) the execution, delivery and performance of
                  this Agreement and the Custody Agreement and Power of Attorney of each Selling Stockholder by such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, including any spousal consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency of the United States federal government or the government of the State of New York (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which any property of such Selling Stockholder is bound or (C) violate or conflict with any United States federal law or the laws of the State of New York, or to such counsel's knowledge, any statute, or order, rule or regulation of any court or any governmental body or agency of the United States federal government or the government of the State of New York having jurisdiction over the Company; and

                           (ix) Under the laws of the State of New York relating
                  to submission of personal jurisdiction, each Selling Stockholder who is not a resident of the United States, pursuant to Section 11 of the Agreement, has validly and irrevocably submitted to the personal jurisdiction of any state or federal court in the County of New York, the State of New York, in any action arising out of or based upon the Agreement or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court and any immunity to jurisdiction of any such court, to which it may be or become entitled, and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purposes described in Section 11 of the Agreement.

         With respect to Section 9(h) above, Akin, Gump, Strauss, Hauer & Feld, L.L.P., may rely upon an opinion or opinions of counsel for any Selling Stockholders; provided that (A) each such counsel for the Selling Stockholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel and
(C) Akin, Gump, Strauss, Hauer & Feld, L.L.P., shall state in their opinions that they are justified in relying on each such other opinion.

                  (i) You shall have received an opinion on the Closing Date, dated the Closing Date, of Masons, English counsel for the Selling Stockholders to the effect set forth below:

                           (i) Assuming the Underwriters are bona fide
                  purchasers for value and the Underwriters (and any nominees therefor) are without notice (actual or constructive) of any prior equitable or legal interest and that the relationship of the Custodian to the Underwriters is that of nominee for purposes of holding its Shares, subject to the terms of this Agreement, upon the deposit of the Shares to be sold by the Selling Stockholders with the Custodian together with the transfer form duly signed and stamped and the registration in the register of members of the Company of such Shares underlying the ADSs in the name of the Custodian pursuant to the Deposit Agreement, all legal right, title and interest in such Shares will vest in the Custodian, free and clear of all equitable liens, encumbrances or claims;

                           (ii) Assuming the Underwriters are bona fide
                  purchasers for value and the Underwriters (and any nominees therefor) are without notice (actual or constructive) of any prior equitable or legal interest, subject to the terms of this Agreement, upon the sale and delivery of the Shares (in the form of certificates or through CREST) to be sold by the Selling Stockholders in the form of Ordinary Shares, and the transfer form duly signed and stamped and the registration of the Underwriters (or their nominees) in the register of members of the Company, all legal right, title and interest in such Shares will be transferred to the Underwriters, free and clear of all equitable liens, encumbrances or claims;

                           (iii) each Selling Stockholder who is a resident of
                  the United Kingdom has the power to submit and has taken all necessary corporate action to submit, to the non-exclusive jurisdiction of any United States Federal or state court in the

                  County of New York, State of New York and to appoint CT Corporation System as the authorized agent of such Selling Stockholder, in each case with respect to legal proceedings in the United States; and there is no provision of English law which would render service of process invalid with respect to legal proceedings in the United States;

                           (iv) each Selling Stockholder, who is resident in the
                  United Kingdom, has the legal right, to enter into this Agreement and the Custody Agreement and the Power of Attorney of each such Selling Stockholder and to sell, assign, transfer and deliver the Shares to be sold by each such Selling Stockholder in the manner provided herein and therein;

                           (v) under the laws of England and under current
                  practice of courts in England, (A) the Underwriters would be permitted to commence proceedings against each Selling Stockholder who is a resident of the United Kingdom in English courts based on actions under this Agreement and (B) such courts in England would accept jurisdiction over any such action or proceedings, subject to any application being made by any such Selling Stockholder to stay proceedings on the grounds of forum non-conveniens;

                           (vi) under the laws of England, the choice of the law
                  of the State of New York as the law expressed to govern this Agreement, the Custody Agreement and the Power of Attorney of each Selling Stockholder is valid and binding on each Selling Stockholder and the courts of England will give effect to each such choice of law upon proof of the relevant provisions of such foreign laws, subject, however, to the qualification that foreign laws will not be applied to the extent contrary to English public policy; any judgment obtained in a New York court arising out of or based upon this Agreement that is for a definite sum of money, is given on the merits and is recognized as final and conclusive would be enforceable against each such Selling Stockholder in the courts of England, provided that: (A) the judgment was not obtained by fraud, (B) recognition or enforcement of the judgment is not contrary to English public policy or in breach of the rules of natural justice, and is not contrary to the provisions of the Protection of Trading Interests Act 1980, (C) the judgment does not cover matters which relate to issues raised in proceedings in England or which have previously been determined by an English court, and (D) the judgment does not determine the proprietary or possessory rights in immovable property situated outside the State of New York.

                  (j) You shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk & Wardwell, counsel for the Underwriters, in such form as is reasonably satisfactory to you.

                  (k) Emmet, Marvin & Martin, LLP, counsel for the Depositary and the Custodian, shall have furnished to you their written opinion, dated such Closing Date, in form and substance satisfactory to you, substantially to the effect that:

                           (i) The Deposit Agreement has been duly authorized,
                  executed and delivered by the Depositary and, assuming due authorization, execution and delivery by the Company and further assuming that the Deposit Agreement is a valid and binding agreement of the Company, constitutes a valid and legally binding obligation of the Depositary;

                           (ii) The Custody Agreement of each Selling
                  Stockholder has been duly authorized, executed and delivered by the Custodian and, assuming due authorization, execution and delivery by each Selling Stockholder and further assuming that each Custody Agreement is a valid and binding agreement of the relevant Selling Stockholder, constitutes a valid and legally binding obligation of the Custodian;

                           (iii) Upon the issuance by the Depositary of ADRs
                  evidencing ADSs against the deposit of the Shares in accordance with the provisions of the Deposit Agreement (assuming such Ordinary Shares were, at the time of such deposit, (a) duly authorized and validly issued, fully paid and non-assessable and (b) registered in compliance with the
                  Act), such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement; and

                           (iv) The ADS Registration Statement has been filed on
                  Form F-6 and has been declared effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the ADS Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the ADS Registration Statement, and each amendment as of their respective effective dates, complied as to form and in all material respects with the requirements of the Act and the rules and regulations thereunder.

                  (l) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Pannell Kerr Forster, chartered public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (m) The Company shall have delivered to you the agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

                  (n) The ADSs shall have been duly listed for quotation, subject to notice of issuance, on the Nasdaq National Market and the Ordinary Shares shall have been duly listed for quotation, subject to notice of issuance, on the LSE.

                  (o) The Depositary shall have furnished or caused to be furnished to you on the Closing Date evidence satisfactory to you evidencing the deposit with it of the Ordinary Shares being so deposited against issuance of ADRs evidencing the ADSs at the Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

                  (p) The Company and the Selling Stockholders shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders on or prior to the Closing Date.

                  (q) Any preemptive or other such rights granted to the Company's shareholders shall be duly and validly waived by such shareholders in accordance with all applicable law in order to complete the offering, sale and delivery of the ADSs contemplated hereby.

                  (r) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling

         Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional ADSs.

         SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the ADSs on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market, the London Stock Exchange or limitation on prices for securities or other instruments on any such exchange or trading system,
(iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market or trading system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State or English authorities or
(vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States or the U.K.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm ADSs or Additional ADSs, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm ADSs or Additional ADSs, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm ADSs or Additional ADSs, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm ADSs set forth opposite its name in Schedule I bears to the total number of Firm ADSs which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm ADSs or Additional ADSs, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm ADSs or Additional ADSs, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm ADSs or Additional ADSs, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Stockholders for purchase of such Firm ADSs are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional ADSs or (ii) purchase not less than the number of Additional ADSs that such non- defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         SECTION 11. Agreements of the Selling Stockholders. Each Selling Stockholder agrees with you and the Company:

                  (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriters.

                  (b) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                  (c) Each Selling Stockholder hereby designates CT Corporation Systems, New York, New York, a Delaware corporation, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to Section 8 hereof, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in Section 12 hereof.

         SECTION 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Independent Energy Holdings plc, Radcliffe House, Blenheim Court, Solihull, West Midlands B91 2AA, United Kingdom, (ii) if to any Selling Stockholders (other than DLJ International), c/o Independent Energy Holdings plc, Radcliffe House, Blenheim Court, Solihull, West Midlands B91 2AA, United Kingdom and (iii) if to any Underwriter or to DLJ International, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention:
Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the ADS, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the ADS and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Shares or the ADSs are not delivered by or on behalf of any Seller as provided herein (other than the failure to deliver Shares by Donaldson, Lufkin & Jenrette International or as a result of any termination of this Agreement pursuant to Section 10), the Company agrees, subject to the subrogation of the Underwriters' rights against such defaulting Seller, to reimburse the several Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(j) hereof. The Company also agrees, subject to the subrogation of the Underwriters' rights against such defaulting Seller, to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         Each party to this Agreement hereby irrevocably agrees that any legal suit, action or proceeding brought by any Underwriter or by any person controlling any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the County of New York, the State of New York, United States of America, and irrevocably waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have to the laying of the venue in such courts of any such suit, action or proceeding, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Each party waives any immunity to jurisdiction to which such party may otherwise be entitled or become entitled (including immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against such party arising out of this Agreement or the transactions contemplated hereby which is instituted in any state or federal court in the County of New York, the State of New York, United States of America, or in any foreign court. To the extent permitted by law, each party hereby waives any objection to the enforcement by any competent foreign court of any judgment validly obtained in any such proceeding. Each party hereby designates and appoints CT Corporation System, 1633 Broadway, New York, NY 10019 as the authorized agent of such party (the "AUTHORIZED AGENT") to accept and acknowledge on behalf of such party service of any and all process which may be served in any such suit, action or proceeding in any such court. Such appointments shall be irrevocable subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 11 as reasonably satisfactory to DLJ. Each party agrees that service of process upon the Authorized Agent of such party at such address (or such other address in the United States as the parties may designate by written notice to the Representatives) and written notice of such service to such party shall be deemed in every respect effective service of process upon such party. Each party represents and warrants that the Authorized Agent of such party has agreed to act as said agent for service of process and agrees to take all action that may be necessary to continue such appointment (or the appointment of a successor agent in the United States). Notwithstanding the foregoing, any action arising out of or based on this Agreement or the transactions contemplated hereby may be instituted by any Underwriter or by any person controlling any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act in any competent foreign court.

         Each Underwriter has undertaken to the Company that it (i) has not offered or sold and prior to the date six months after their date of issue will not offer or sell any ADSs to persons in the U.K. except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the U.K. within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the ADSs offered hereby in, from or otherwise involving the U.K.; and (iii) it has only issued or passed on and will only issue or pass on in the U.K. any document received by it in connection with the offering to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.





                             Very truly yours,

                             INDEPENDENT ENERGY HOLDINGS PLC



                             By:
                                -------------------------------------
                                Name:
                                Title:

                                THE SELLING STOCKHOLDERS NAMED IN SCHEDULE II
                                   HERETO, ACTING SEVERALLY



                                By:
                                   -----------------------------------------
                                    Attorney-in-fact

DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION
JOHNSON RICE & COMPANY L.L.C.
PRUDENTIAL SECURITIES
      INCORPORATED

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:   DONALDSON, LUFKIN & JENRETTE
        SECURITIES CORPORATION



By:
   ---------------------------------------
   Name:
   Title:

                                                                      SCHEDULE I




                                                                   NUMBER OF FIRM SHARES
UNDERWRITERS                                                           TO BE PURCHASED
------------                                                      -----------------------
Donaldson, Lufkin & Jenrette Securities                                              o
         Corporation
Prudential Securities Incorporated                                                   o
Johnson Rice & Company L.L.C.                                                        o
                                                                        --------------
                  Total                                                      4,070,000

                                                                     SCHEDULE II


                              SELLING STOCKHOLDERS




                                                    NUMBER OF FIRM    NUMBER OF ADDITIONAL
NAME                                               SHARES BEING SOLD    SHARES BEING SOLD
----                                               -----------------  --------------------
Burt H. Keenan                                             500,000              75,000
Robert E. Jones                                             60,000                  --
John L. Sulley                                              60,000                  --
Donaldson, Lufkin & Jenrette International                 250,000                  --
                                                      ------------         -----------
   Total                                                   870,000              75,000